EXHIBIT 23.1

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-1 of Patriot National Bancorp, Inc. filed pursuant to Rule 462 (b) under the Securities Act of 1933, as amended, of our report, dated March 8, 2006, relating to our audits of the financial statements, appearing in the Prospectus, which is a part of the Registration Statement (Form S-1 No. 333-136824) declared effective on September 25, 2006.

        We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ MCGLADREY & PULLEN, LLP
New Haven, Connecticut September 25, 2006